Exhibit 10.1
Description of Annual Stock Grants to Non-Employee Directors
     From 2000 through 2006, Pinnacle West’s non-employee directors of Pinnacle West Capital Corporation (“Pinnacle West”) received annual grants of Pinnacle West common stock under the Pinnacle West Capital Corporation 2000 Director Equity Plan (the “2000 Plan”). As a result of Pinnacle West shareholder approval of the Pinnacle West Capital Corporation 2007 Long-Term Incentive Plan (the “2007 Plan”) at the 2007 Annual Meeting of Shareholders, shares are no longer available for issuance under the 2000 Plan. Rather, as disclosed in Pinnacle West’s 2007 proxy statement, annual common stock grants to non-employee directors will now be made under the 2007 Plan. The Human Resources Committee of Pinnacle West’s Board of Directors approved annual grants of Pinnacle West common stock to non-employee directors under the 2007 Plan identical to the grants previously made under the 2000 Plan, as follows:
     Each Pinnacle West non-employee director will annually receive 1,100 shares of Pinnacle West common stock under the 2007 Plan on the first business day of July, beginning July 2, 2007, subject to the following restrictions: In the first calendar year in which a non-employee director is eligible to participate in the 2007 Plan, he or she must own at least 900 shares of Pinnacle West’s common stock as of December 31 of the same calendar year to receive a grant of 1,100 shares of Pinnacle West common stock. If the non-employee director owns 900 shares of common stock as of June 30, he or she will receive a grant of 1,100 shares of common stock on the first business day of July of the same calendar year. If the non-employee director does not own 900 shares of Pinnacle West’s common stock as of June 30 in the first calendar year in which the non-employee director is eligible to participate in the 2007 Plan, but acquires the necessary shares on or before December 31 of the same year, he or she will receive a grant of 1,100 shares of common stock within a reasonable time after Pinnacle West verifies that the requisite number of shares has been acquired. In each subsequent year, the number of shares of Pinnacle West’s common stock the non-employee director must own to receive a grant of 1,100 shares of common stock will increase by 900 shares, until reaching a maximum of 4,500 shares. In each of the subsequent years, the non-employee director must own the requisite number of shares of Pinnacle West’s common stock as of June 30 of the relevant calendar year.